Exhibit 99.1

CACI International Inc

Presentation of Historical Non-GAAP Performance Measures

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS

Adjusted Net Income and Adjusted Diluted EPS are non-GAAP performance measures that the Company believes provide management and investors with useful information regarding our operating performance. The Company defines Adjusted Net Income and Adjusted Diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense, net of the related tax impact using an assumed effective tax rate. The Company does not consider intangible amortization expense to be indicative of its core operating performance and believes that Adjusted Net Income and Adjusted Diluted EPS provide increased visibility in understanding the Company’s financial performance and allow investors to more easily compare our results to results of our peers.